Exhibit 99.1

Carter Validus Mission Critical REIT, Inc. to Merge with

Carter Validus Mission Critical REIT II, Inc.

TAMPA, FL - April 11, 2019 Carter Validus Mission Critical REIT, Inc. (“CVMC REIT I”) and Carter Validus Mission Critical REIT II, Inc. (“CVMC REIT II”), both registered, non-traded real estate investment trusts focused on investing in income producing commercial real estate, announced today that the companies have entered into a definitive agreement to merge in a stock and cash transaction, creating an entity valued at approximately $3.2 billion. Under the terms of the merger agreement, CVMC REIT I stockholders will receive $1.00 per share in cash and .4681 shares of CVMC REIT II Class A common stock for each share of CVMC REIT I common stock owned. Upon completion of the merger, current CVMC REIT I stockholders will own approximately 39 percent and current CVMC REIT II stockholders will own approximately 61 percent of the combined company, on a fully diluted basis. The combination of CVMC REIT I and CVMC REIT II is expected to generate significant benefits for stockholders, including cost savings and increased operating efficiencies.

“We are excited to announce the merger of CVMC REIT I and CVMC REIT II and believe that joining together the two complimentary portfolios creates significant advantages for stockholders of both companies. We expect that the combined company will benefit from increased size and scale, further diversification of tenancy and geography, and the continued guidance of its seasoned management team, culminating in expanded potential liquidity options and resulting value to stockholders,” stated Michael A. Seton, Chief Executive Officer and President of CVMC REIT I and CVMC REIT II.

The transaction is expected to close in the second half of 2019, subject to certain closing conditions, including the approval of the merger by CVMC REIT I stockholders.

The merger agreement includes a “go-shop” provision that allows the special committee of the board of directors of CVMC REIT I and its advisors to actively solicit and negotiate with other potential acquirers to determine whether they are interested in making a proposal to acquire all or part of CVMC REIT I. Accordingly, CVMC REIT I will solicit competing acquisition proposals through May 26, 2019.

CVMC REIT I and CVMC REIT II have made available a webcast presentation detailing the terms of the proposed transaction at both www.cvmissioncriticalreit.com and www.cvmissioncriticalreitii.com.

Advisors

Moelis & Company LLC acted as financial advisor to CVMC REIT I’s Special Committee of the Board of Directors, Duff & Phelps LLC provided additional financial advisory services to CVMC REIT I’s Special Committee of the Board of the Directors, and SunTrust Robinson Humphrey, Inc. acted as the exclusive financial advisor to CVMC REIT II’s Special Committee of the Board of Directors. DLA Piper acted as legal counsel to CVMC REIT I’s Special Committee of the Board of Directors, Venable LLP acted as legal counsel to CVMC REIT II’s Special Committee of the Board of Directors, and Morrison & Foerster LLP acted as legal counsel to CVMC REIT II.

Financing

CVMC REIT II has obtained fully committed financing from SunTrust Bank and KeyBank National Association to ensure all necessary capital available to fund the transaction.

About Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that has elected to be taxed and currently qualifies as a real estate investment trust and invests in mission critical healthcare real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. As of December 31, 2018, the Company owned 61 real estate properties.

About Carter Validus Mission Critical REIT II, Inc.

Carter Validus Mission Critical REIT II, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that currently qualifies and is taxed as a real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities. As of December 31, 2018, the Company owned 85 real estate properties.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. CVMC REIT I and CVMC REIT II expect to prepare and file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY CVMC REIT I AND CVMC REIT II IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CVMC REIT I, CVMC REIT II AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing CVMC REIT I’s website (www.cvmissioncriticalreit.com) or by accessing CVMC REIT II’s website (www.cvmissioncriticalreitii.com).

Participants in the Proxy Solicitation

Information regarding CVMC REIT I’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019, and information regarding CVMC REIT II’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019. Certain directors and executive officers of CVMC REIT I and/or CVMC REIT II and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the merger. If and to the extent that any of the participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the Joint Proxy Statement/Prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of CVMC REIT I and CVMC REIT II and their respective executive officers and directors in the merger by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability of CVMC REIT I to obtain stockholder approval of the merger or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of CVMC REIT I or CVMC REIT II; and other factors, including those set forth in the Risk Factors section of CVMC REIT I’s and CVMC REIT II’s most recent Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and other reports filed by CVMC REIT I and CVMC REIT II with the SEC, copies of which are available on the SEC’s website, www.sec.gov. CVMC REIT I and CVMC REIT II undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Miranda Davidson

IR@cvreit.com